UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Dell Inc.

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On July 11, 2013, the Special Committee of the Board of Directors of Dell Inc. issued the following press release

Special Committee Cautions Dell Stockholders Regarding Carl Icahn’s Misleading

Statements About Appraisal Rights

Round Rock, TX – July 11, 2013 – The Special Committee of the Board of Directors of Dell Inc. (NASDAQ: DELL) today issued the following statement regarding Carl Icahn’s efforts to encourage Dell stockholders to pursue appraisal proceedings after completion of the transaction proposed by Michael Dell and Silver Lake:

“The Special Committee cautions Dell stockholders that Carl Icahn’s latest entreaties that they pursue appraisal with respect to the Dell acquisition misrepresent the risks and costs involved in this course of action. Mr. Icahn’s letters claim that seeking appraisal is a “no-brainer” involving “no risk” and that stockholders “might get lucky” if they follow his advice.

“In fact, pursuing appraisal involves substantial risks and costs. First, if a sufficiently large number of shareholders seek appraisal and thus do not vote in favor of the acquisition (which is required to pursue appraisal rights), the merger agreement will be terminated, the merger will not occur, stockholders will not have the opportunity to receive the $13.65 per share cash merger consideration, there will be no appraisal rights, and stockholders will continue to bear the risks of holding their Dell shares. Second, there is no assurance a court would determine the fair value of Dell shares to be greater than $13.65 – and it could determine the value to be less. The $13.65 price has been known by the market since early February and no buyer, including Mr. Icahn, has offered to purchase Dell for a higher price. Third, litigating appraisal proceedings is a protracted and expensive process that each shareholder would have to endure and fund individually. Finally, Mr. Icahn’s claim that the buyers may settle appraisal proceedings for an amount in excess of $13.65 within 60 days after the merger is baseless and, in fact, is directly contradicted by the buyers’ stated intention not to do so as set forth in Dell’s definitive proxy statement.

“Mr. Icahn is asking Dell stockholders to vote against the certainty of $13.65 per share in cash to pursue a highly speculative appraisal remedy. He is also asking them, if the merger does not occur, to cede full control of Dell’s board to nominees of the Icahn group and then to hope for a highly leveraged recapitalization transaction that he himself admits may never come to fruition.

“The Special Committee urges stockholders not to be misled by Mr. Icahn’s characterization of the appraisal option and to consider their options with great care, and continues to recommend that shareholders vote FOR the $13.65 all cash merger promptly by telephone or internet to be sure their votes are received in time to be counted at Dell’s Special Meeting to be held on Thursday, July 18 at 8:00 a.m. CDT.”

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.Dell.com. You may follow the Dell Investor Relations Twitter account at: http://twitter.com/Dellshares. To communicate directly with Dell, go to www.Dell.com/Dellshares.

Contacts for the Special Committee:

George Sard/Paul Verbinnen/Jim Barron/Matt Benson

Sard Verbinnen & Co

(212) 687-8080

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013. The definitive proxy statement and a form of proxy have been mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 (as amended with the filing of a Form 10-K/A on June 3, 2013 containing Part III information) and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.